UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

  FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2021 (May 14, 2021)

PDC Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37419	95-2636730
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 860-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PDCE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On May 14, 2021, Lynn A. Peterson agreed to resign as a member of the Compensation Committee of the board of directors (the “Board”) of PDC Energy, Inc. (the “Company”), effective at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) on May 26, 2021. Mr. Peterson’s resignation is in response to concerns expressed recently over his service on the Compensation Committee, given his service as Chief Executive Officer and President of SRC Energy Inc. (“SRC”) prior to the merger between the Company and SRC. The Board determined that Mr. Peterson is independent as defined in the applicable rules of the Securities and Exchange Commission and Nasdaq. However, despite the Board’s opinion that Mr. Peterson’s extensive qualifications make him an asset to the Compensation Committee and that his prior service as SRC’s Chief Executive Officer and President does not interfere with the exercise of independent judgment in his carrying out the responsibilities of a member of the Compensation Committee, Mr. Peterson believes that since some of the Company’s stockholders may have concerns, he should voluntarily resign from the Compensation Committee.

Mr. Peterson’s resignation from the Compensation Committee will have no effect on his continued service as a valuable member of the Board and he continues to be a nominee for election to the Board at the Annual Meeting. For further clarity, Mr. Peterson’s resignation is not the result of a disagreement with any member of the Compensation Committee.

The information set forth herein supplements the Company’s proxy statement dated April 14, 2021 and is being furnished to holders of the Company’s common stock in connection with the solicitation of proxies on behalf of the Board for use at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2021	PDC ENERGY, INC.
	By:	/s/ Nicole Martinet
	Name:	Nicole Martinet
	Title:	General Counsel, Senior Vice President and Corporate Secretary